BYLAWS
OF
THORNBURG MORTGAGE SECURITIES CORPORATION

ARTICLE I. NAME

The name of the corporation is Thornburg Mortgage Securities Corporation (the “Corporation”).

ARTICLE II. STOCKHOLDERS

Section 1 - Annual Meeting. The annual meeting of the stockholders shall be held annually at a time and place to be set by the Board of Directors.

Section 2 - Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors.

Section 3 - Notice of Meeting. Notice of meetings of stockholders shall be given as required by applicable law.

Section 4 - Place of Meeting. Meetings of the stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meetings or in the waiver of notice thereof.

Section 5 Quorum. A majority in voting power of the outstanding shares of the Corporation shall constitute a quorum.

ARTICLE III. BOARD OF DIRECTORS

Section 1 - General Powers. Management and conduct of the affairs of the Corporation shall be vested in and controlled by the Board of Directors.

Section 2 - Number. The Board of Directors shall initially consist of three members, provided that the Board of Directors by resolution from time-to-time may increase or decrease the number of Directors to any number not less than one nor more than four, and provided further that no reduction in the number of Directors shall have the effect of shortening the term of any Director in office at the time such resolution becomes effective.

Section 3 - Independent Director. At all times, at least one of the Directors shall be an Independent Director. For the purposes of these Bylaws, “Independent Director” means a director of the Corporation who is not at the time of initial appointment, or at any time while servicing as a director of the Corporation, and has not been at any time during the five (5) years preceding appointment: (a) a stockholder, officer, employee, partner, attorney or counsel of the Corporation or any of its Affiliates; (b) a customer, supplier or other person who derives any of its revenues from its activities with the Corporation or any of its Affiliates; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person; provided, however, that such Independent Director may serve in similar capacities for other “special purpose” entities formed by any direct or ultimate parent of the Corporation or any Affiliate.

An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Corporation if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Corporation, an Independent Director of a “special purpose entity” affiliated with the Corporation. For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Corporation’s separateness that are substantially similar to those of the Corporation and provide, inter alia, that it: (a) is organized for limited purposes similar to those of the Corporation; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf without the consent of the Independent Director and (d) shall conduct itself in accordance with certain “separateness covenants,” including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other person or entity.

For the purposes of these Bylaws, “Affiliate” means, with respect to any entity, any other entity other than the Corporation, controlling or controlled by or under common control with such entity, and “control” means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings. Each Independent Director, in voting on matters subject to the approval of the Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation, as well as the interests of the Corporation.

Section 4 - Qualification. Directors shall be elected at the annual meeting of stockholders and the term of office of each Director shall be until the next annual meeting of stockholders and the election and qualification of his successor. Members of the Board of Directors need not be residents of the State of Delaware and need not be stockholders of the Corporation.

Section 5 - Termination of Office of Director, Election of Successor or New Director. The tenure of any Director of the Corporation shall automatically terminate upon the effective date of his resignation submitted in writing to the Board of Directors, upon his death or upon an affirmative vote by the Board of Directors (in accordance with Section 6 of this Article III) to remove him from office. Upon the termination of office of any Director as specified in the preceding sentence, a successor to such Director shall be elected by vote of the Board of Directors. Such successor shall, upon assuming office as a Director, be subject to and governed by all the provisions of these Bylaws. In the event the number of Directors is increased, the additional Directors shall be appointed by the Board of Directors and, upon assuming office, shall be subject to and governed by all the provisions of these Bylaws.

Section 6 - Decisions by Board of Directors; Quorum for Meetings. A majority of the then members of the Board of Directors shall constitute a quorum in order to permit the transaction of any business. In the absence of a quorum, a majority of those Directors present may adjourn the meeting. The affirmative vote of a majority of the Directors present at a Board of Directors’ meeting at which a quorum is present shall be necessary and sufficient to the making of decisions by the Board of Directors.

Decisions made in accordance with the above provisions shall be the act of the Board of Directors for any and all purposes.

Section 7 - Meeting

(a) In General. Except as otherwise provided in these Bylaws, decisions of the Board of Directors shall be made at duly constituted meetings. Regular meetings may be held either within or without the State of Delaware, and shall be held at such times and in such places as the Board of Directors may by resolution determine in advance. Special meetings shall be convened at the request of the Chairman of the Board of Directors, if there be one, the President or any of the three members of the Board of Directors, and shall be held at the time and place specified in such request. Nothing in these Bylaws shall prohibit the Board of Directors from taking any action otherwise required or permitted to be taken at a duly constituted meeting in any other manner consistent with applicable law.

(b) Notice. Notice of each special meeting of the Board shall, if mailed, be addressed to each Director at the address designated by him for that purpose or, if none is designated, at his last-known address at least three days before the date on which the meeting is to be held; or such notice shall be sent to each Director at such address by telegraph, cable, telex or other electronic means, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. Such mailing shall be by first-class mail. Whenever notice is required to be given any Director under any provision of the General Corporation Law of the State of Delaware or of the Corporation’s Certificate of Incorporation or Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice.

ARTICLE IV. OFFICERS

Section I - Officers. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers and assistant officers as the Board of Directors of the Corporation may from time-to-time appoint, or authorize the President to appoint.

Section 2 - Qualifications and Tenure. Officers and assistant officers of the Corporation may, but need not, also be members of the Board of Directors. The tenure in office of any officer shall terminate by the same acts or events that are specified as terminating the tenure of a Director. In addition, however, any officer or assistant officer appointed by the President and, if the President is so authorized by the Board of Directors of the Corporation, any officer or assistant officer appointed by the Board of Directors of the Corporation, may be removed from office by the President upon such terms as the President may specify in writing to such officer. Should any vacancy occur among the officers by reason of any of the specified acts or events, the position shall be filled by appointment made by the Board of Directors of the Corporation or by the President, if he is so authorized by the Board of Directors of the Corporation.

Section 3 - Duties. The powers and duties of the several officers shall be as provided from time-to-time by resolution or other directive of the Board of Directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporation similar in organization and business purposes to the Corporation.

Section 4 - Payment. Officers may be paid such reasonable compensation as the Board of Directors may from time-to-time authorize and direct.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 - Contracts. The Board of Directors may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances and if the Board of Directors so provides may be delegated by the person so authorized.

Section 2 - Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances and if the Board of Directors so provides may be delegated by the person so authorized.

Section 3 - Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation and in such manner as shall from time-to-time be determined by resolution of the Board of Directors.

Section 4 - Deposits. All funds of the Corporation not otherwise employed shall be deposited from time-to-time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time-to-time be delegated by the Board of Directors.

ARTICLE VI. CERTIFICATES FOR SHARES, TRANSFERS

Section 1 - Certificates for Shares. Certificates representing shares of the Corporation shall be in such form (consistent with applicable law) as shall be determined by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 - Transfer of Shares. Transfer of shares of the Corporation shall be made in the manner specified in the Uniform Commercial Code. The Corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose the name the certificate representing such shares stands according to the books of the Corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of stockholders, and the issuance and payment of dividends on such shares.

ARTICLE VII. FISCAL YEAR

The fiscal year of the Corporation shall be set by the Board of Directors.

ARTICLE VIII. DIVIDENDS

The Board of Directors may from time-to-time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law.

ARTICLE IX. SEAL

The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state and year of incorporation and the words “Corporate Seal.” The seal shall be stamped or affixed to such documents as may be prescribed by law or custom or by the Board of Directors.

ARTICLE X. VOTING OF SHARES HELD

Unless otherwise provided by-resolution of the Board, the President may, from time-to-time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other’ securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE XI. INDEMNIFICATION

Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

ARTICLE XII. AMENDMENTS

The holders of a majority in voting power of the outstanding shares of the Corporation or the Board of Directors shall have the power by majority vote to alter, amend, repeal, or add to any of the Bylaws of the Corporation, and to adopt new bylaws in the place of any provisions deleted.